UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

RYAN SPECIALTY HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40645	86-2526344
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Wacker Drive, Suite 4000
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 784-6001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	RYAN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of 5.875% Secured Notes due 2032

On December 9, 2024, Ryan Specialty, LLC (the “Company”), an indirect subsidiary of Ryan Specialty Holdings, Inc. (“Ryan Specialty”), completed the previously announced private offering of $600.0 million in aggregate principal amount of additional 5.875% Senior Secured Notes due 2032 (the “New 2032 Notes”) in a private placement to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act. The New 2032 Notes were issued as additional notes under the indenture governing the outstanding $600.0 million in aggregate principal amount of the Company’s 5.875% Senior Secured Notes due 2032 issued on September 19, 2024 (the “Existing 2032 Notes,” together with the New 2032 Notes, the “Notes”).

The Notes are jointly and severally unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future wholly owned subsidiaries that guarantee its obligations under its 4.375% Senior Secured Notes due 2030 (the “Existing 2030 Notes”) and its credit agreement. The Notes are not guaranteed by Ryan Specialty. Subject to certain exceptions, the Notes are secured on a first-lien basis by substantially all of the assets that secure the Company’s Existing 2030 Notes and its obligations under the credit agreement, including the obligations relating to the revolving credit facility under the credit agreement (the “Revolving Credit Facility”).

The net proceeds from this offering of the New 2032 Notes will be used for future acquisition opportunities and investments consistent with its acquisition strategy and general corporate purposes, and to pay fees and expenses related to this offering. As the Company seeks to execute on its acquisition strategy and effectively manage its capital, the Company will use some of the net proceeds from this offering to temporarily repay up to $400.0 million of outstanding borrowings under the Revolving Credit Facility that were used to fund a portion of the $450.0 million acquisition of Innovisk Capital Partners on November 4, 2024.

The Notes were issued at an issue price of 99.500% of their principal amount pursuant to a first supplemental indenture (the “First Supplemental Indenture”) to the indenture dated as of September 19, 2024 (the “Base Indenture,” and, together with the First Supplemental Indenture, the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”), and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent. Ryan Specialty may offer and sell, from time to time after the original issue date of the Notes, in one or more offerings, additional Notes, subject to the covenants in the Indenture relating to the incurrence of additional indebtedness and liens. The New 2032 Notes have the same terms and provisions as the Existing 2032 Notes as previously disclosed in the Current Report on Form 8-K filed by the Company on September 19, 2024, except for the issue price, and will form the same series as the Existing 2032 Notes, including with respect to interest payments.

The description of the Indenture and the New 2032 Notes contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Base Indenture, the First Supplemental Indenture and the form of the New 2032 Notes, copies of which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of September 19, 2024, by and among Ryan Specialty, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on September 19, 2024).

4.2	First Supplemental Indenture dated as of December 9, 2024, by and among Ryan Specialty LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent.

4.3	Form of 5.875% Senior Secured Notes due 2032 (included as Exhibit A to Exhibit 4.2 filed herewith).

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYAN SPECIALTY HOLDINGS, INC.

Date: December 9, 2024	By:	/s/ Mark S. Katz
	Name:	Mark S. Katz
	Title:	Executive Vice President, General Counsel and Corporate Secretary